UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 19, 2005

LCC International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-21213	54-1807038
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7925 Jones Branch Drive, McLean, Virginia		22102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-873-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

Director Compensation

On March 31, 2005, Julie A. Dobson, a director of the company since 2003, was elected to serve as chairperson of the board of directors. To compensate Ms. Dobson for the additional duties she has assumed, on April 21, 2005, the company's board of directors voted to increase Ms. Dobson's annual board service fee to $70,000. In addition to this compensation, Ms. Dobson received an option to purchase 25,000 shares of the company's class A common stock at $3.79 per share, which was the fair market value of our class A common stock on April 21, 2005. This grant is in addition to the standard annual director grant of an option to purchase 10,000 shares of class A common Stock.

Consulting Agreement

On March 29, 2005, C. Thomas Faulders, III submitted a notice of resignation to the board indicating that he would be resigning his positions with the company as of April 29, 2005. On April 25, 2005, the company and Mr. Faulders entered into a Consulting Agreement. Under the terms of the Consulting Agreement, Mr. Faulders will provide, on an non-exclusive basis, ongoing consulting and advisory services in connection with the conduct of the company’s business. Mr. Faulders’ services may include: (i) support on business development projects and (ii) general advisory services with respect to the management and development of the company’s business.

The company has agreed to pay Mr. Faulders a monthly fee in the amount of $20,000. Additionally, the company has agreed to reimburse Mr. Faulders, at cost, for all reasonable out-of-pocket travel or other business expenses directly incurred by Mr. Faulders in the performance of services for the company under the Consulting Agreement. In addition, the company has agreed to pay in full, the monthly premium for the continuance of medical and dental care elections for Mr. Faulders via COBRA through December 31, 2005. Subject to availability, Mr. Faulders will be provided with the use of office space and office furniture through December 31, 2005. The Consulting Agreement also contains other related indemnification, proprietary rights and confidentiality provisions.

The Consulting Agreement will be effective on May 1, 2005 and continue in full force and effect until December 31, 2005 unless earlier terminated by: (i) mutual agreement in writing; (ii) either party upon written notice in the event of a material breach of the Consulting Agreement by the other party unless cured within thirty (30) days of receiving written notice of the default or (iii) either party immediately upon written notice in the event the other party is adjudicated bankrupt, files a voluntary petition in bankruptcy, is the subject of an involuntary petition in bankruptcy or makes a general assignment for the benefit of creditors.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Item 5.02 (b) and (c)

Appointment of Charles R. Waldron - Interim Chief Financial Officer

On April 21, 2005, the Board of Directors of the company approved the appointment of Charles R. Waldron to serve as the Interim Chief Financial Officer of the company, effective as of April 25, 2005.

Mr. Waldron, age 55, has, since 2000, been a partner with Tatum CFO Partners LLP (Tatum Partners), the largest professional services provider of financial and information technology leadership in the country. Since January 2005, Mr. Waldron has also served as a consultant for Innocoll, Inc., a privately owned specialty pharmaceutical company, and DS3 Data Vaulting, a privately owned provider of scalable enterprise-level data management solutions. From September 2004 to December 2004, Mr. Waldron performed quality review of documentation as a Sarbanes-Oxley consultant for Flowserve Corporation, a NYSE traded company that produces engineered pumps, mechanical seals, valves, and actuators. From 2003 to September 2004, Mr. Waldron was chief financial officer for Brivo Systems, a provider of web-hosted remote access control. From 2000 to 2003, Mr. Waldron was chief financial officer for NetCom Solutions International, Inc., a privately owned network services and logistics integration firm that provides networking and supply chain management solutions to carriers and enterprise network owners. From May to October 2000, Mr. Waldron served as a consulting chief financial officer to Star Scientific Corporation, a NASDAQ traded technology-oriented tobacco company dedicated to reducing toxins in tobacco leaf and tobacco smoke. From 1985 to 2000, Mr. Waldron worked with Mobil Corporation where he held various financial and executive positions including controller of the International Exploration and Producing business unit and vice president of finance and administration, Mobil Oil Canada. Mr. Waldron was the first-ever chief financial officer for Qatar Liquefied Gas Company, an affiliate of ExxonMobil. Earlier experience includes management, finance and public accounting positions with Superior Oil, Exxon USA and Arthur Andersen, respectively. Mr. Waldron, a Certified Public Accountant, received his B.A. and M.B.A. from Tulane University.

Through an agreement with Tatum Partners, Mr. Waldron will receive a salary of $22,000 a month for a term of six months beginning April 25, 2005 and ending October 25, 2005. In addition, the company will pay directly to Tatum Partners a fee of $5,500 a month as compensation for the engagement of Mr. Waldron. The company will not provide Mr. Waldron with any health or major medical benefits, however Mr. Waldron will be eligible for both stock and cash bonus payments. Mr. Waldron will be eligible for any company employee retirement and/or 401(k) plan and for vacation and holidays consistent with the company's policy as it applies to senior management.

Resignation of Steven J. Gilbert - Director

On April 19, 2005, Steven J. Gilbert, a director of the company, informed the Board of Directors of his intention not to stand for re-election at the 2005 Annual Meeting of Stockholders to allow himself to devote more time to other business obligations. Mr. Gilbert will continue to serve as a member of the Board of Directors and as a member of the audit, nominating and corporate governance committees until the Annual Meeting of Stockholders on May 25, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCC International, Inc.

April 25, 2005	By:	/s/ Peter A. Deliso

Name: Peter A. Deliso
Title: Interim Chief Executive Officer, Vice President, General Counsel and Secretary